Exhibit 99.2

ALLIQUA BECOMES EXCLUSIVE DISTRIBUTOR OF SORBION-BRANDED WOUND PRODUCTS IN THE AMERICAS THROUGH AGREEMENT WITH CAROLON

 Gains Access To Distribution Network, Customers and Sales Force and Complements Previously Announced sorbion Agreement

LANGHORNE, PA—September 26, 2013 – Alliqua Inc. (OTCQB: ALQA) (“Alliqua” or “the Company”), a biomedical company offering a suite of drug delivery technologies and wound healing solutions, has entered into an agreement with Carolon Health Care Products through which it will gain both new sales distribution pathways and established customers. As previously announced, Alliqua has also entered into an agreement to become a sales and distribution agent in the Americas for Europe’s wound-healing sorbion GmbH & Co. KG (“sorbion”) branded product line, including sorbion’s sachet S wound products that Carolon has been selling.  Access to the distribution network, customers and sales force provided by the Carolon agreement will be leveraged to sell the sorbion products as well as the Company’s hydrogel product line, which is sold under the SilverSeal® and Hydress® brands.

Highlights:

● Alliqua becomes exclusive sales agent of sorbion-branded products in the Americas
● Gains access to Carolon’s established distribution relationships with major wholesalers and healthcare facilities in the wound healing industry
● Obtains contract opportunities with experienced wound-sales force, thereby adding strength and reach to Alliqua’s existing team
● Sales force may now also represent and sell Alliqua’s 510(k) FDA-approved hydrogel products for wound care (marketed under the SilverSeal and Hydress brands) through the expanded distribution channels
● Alliqua significantly enhances potential sales footprint for future product line acquisitions and partnerships

Expressing his enthusiasm for these new agreements, David Johnson, Chief Executive Officer of Alliqua, said, “This deal with Carolon, which comes at the heels of our recently announced distribution agreement with sorbion, gives Alliqua a terrific boost for launching sorbion sana into the U.S. market, while we take over the sales of sorbion sachet S, immediately. Our existing sales capacity for our hydrogel products is now significantly expanded as well.”

Johnson further elaborated: “With an already established list of sorbion customers obtained via this Carolon agreement, obtaining exclusive rights in the U.S. to other sorbion products became the next logical step in our plan to unfold a dynamic sales and distribution network in the Americas for wound care products. Every step of the way, we are committed to excellence, a seamless transition for current and future customers, excellent customer service and growth, and to offering quality-established as well as new and exciting products.”

Larry Reid, President of Carolon, stated, “We are looking forward to transitioning the sorbion product line to Alliqua as we are confident that they will build upon the foundation we have created. Carolon is actively engaged in extensive research and development involving compression technology. This agreement provides the opportunity for Carolon to concentrate on its core competencies, marketing, manufacturing and introducing new advanced compression products.”

About Carolon

Headquartered in North Carolina, Carolon is a privately held company manufacturing an innovative line of vascular medical compression products. For more information, please visit http://www.carolon.com.

About sorbion GmbH & Co. KG

sorbion GmbH & Co. KG is an owner-operated company based in Senden (Münsterland region, Westphalia, Germany) which specializes in the development, production and sale of products for modern wound treatment. Since its foundation in 2001 by the Riesinger family, sorbion has established itself as an internationally acknowledged provider of modern treatment solutions. Research and development has always been one of the company group's main focuses and, with new products and technologies, it is central to the company's growth. Today, sorbion is represented by sales and partner companies in 14 countries. For more information, please visit www.sorbion.com.

About Alliqua, Inc.

Alliqua, Inc. (ALQA) ("Alliqua") is a biopharmaceutical company focused on the development, manufacturing, and distribution of proprietary transdermal wound care and drug delivery technologies. Alliqua's technology platform produces hydrogels, a 3-dimensional cross-linked network of water soluble polymers capable of numerous chemical configurations.

Alliqua currently markets its new line of 510(k) FDA-approved hydrogel products for wound care under the SilverSeal® brand. Alliqua's electron beam production process, located at its 16,000 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to develop and custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries. Additionally, Alliqua's drug delivery platform, in combination with certain active pharmaceutical ingredients, can provide pharmaceutical companies with a transdermal technology to enhance patient compliance and potentially extend the patent life of valuable drug franchises.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the our control that can make such statements untrue, including, but not limited to, inadequate capital, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K/A filed with the SEC on May 16, 2013, and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brian M. Posner
Chief Financial Officer
+1(215) 702-8550
info@alliqua.com

Investor Relations:
Dian Griesel Inc.
Cheryl Schneider
+1(212)825-3210
cschneider@dgicomm.com

Public Relations:
Dian Griesel Inc.
Susan Forman or Laura Radocaj
+1(212)825-3210
sforman@dgicomm.com
lradocaj@dgicomm.com